Fourth Quarter 2020 Earnings Call January 29, 2021 Exhibit 99.2

FORWARD-LOOKING STATEMENTS This investor presentation contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. The words “expect“, “anticipate”, “intend”, “may”, “should”, “plan”, “believe”, “seek“, “estimate“ and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (I) deterioration in the financial condition of borrowers of the Company and its subsidiaries, resulting in significant increases in loan losses and provisions for those losses; (II) the effects of the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the Covid-19 pandemic and its impact on general economic and financial market conditions and on the Company’s customer’s business, results of operations, asset quality and financial condition; (III) the ability to grow and retain low-cost, core deposits and retain large, uninsured deposits, including during times when the Company is seeking to lower rates it pays on deposits; (IV) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on the Company’s results, including as a result of compression to net interest margin; (V) fluctuations or differences in interest rates on loans or deposits from those that the Company is modeling or anticipating, including as a result of the Company’s inability to better match deposit rates with the changes in the short term rate environment, or that affect the yield curve; (VI) difficulties and delays in integrating required businesses or fully realizing cost savings or other benefits from acquisitions; (VII) the Company‘s ability to profitably grow its business and successfully execute on its business plans; (VIII) any matter that would cause the Company to conclude that there was impairment of any asset, including goodwill or other intangible assets; (IX) the vulnerability of the Company’s network and online banking portals, and the systems of customers or parties with whom the Company contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (X) the availability of and access to capital; (XI) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals, and/or other negative affects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the Covid-19 pandemic; and (XII) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements contained in this press release (we speak only as of the date hereof ), whether as a result of new information, future events, or otherwise.   NON-GAAP MEASURES This investor presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.” Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation. Disclosures

Strong 2020 and 4Q20 results Operating earnings per share of $0.51 and ROAA of 1.48% Continued strength in Mortgage, contributing EPS of approximately $0.08 Record quarter for SBA fee income of $0.9MM Net interest margin experiencing stabilization NIM, adjusted for 3Q20 swap related expense, as well as excess deposits, relatively flat from 3Q20 Loans grew on an EOP basis $20MM excluding PPP Disciplined expense control Operating efficiency ratio of 55.75%, excluding mortgage FCB one-time expenses and cost savings on track Proactive risk management Continued low classified loans, and net-charge offs Minimal loan deferrals to a small number of borrowers Maintained significant on and off-balance sheet liquidity Record capital levels 4Q20 Highlights

Financial Results Operating results are non-GAAP financial measures that adjust GAAP net income and other metrics for certain revenue and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger items.

Key Performance Indicators Operating results are non-GAAP financial measures that adjust GAAP net income and other metrics for certain revenue and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger items. Calculated on a tax equivalent basis. Efficiency ratio is Noninterest expense divided by the sum of net interest income and noninterest income. Pre-tax Pre-provision Operating ROA calculated as ROA excluding the effect of income tax expense, provision expense and merger charges (Dollars in millions, except for per share data)

Financial Detail

Net Interest Income / Margin(1) NII increases over past four quarters NIM relatively stable, adjusting for: 37 bps Q4 negative impact vs 41 bps Q3 negative impact of significant excess deposits 8 bps positive impact from PPP loans Q3 26 bps impact related to the termination of interest rate swaps Excess cash into investment securities Further efforts to invest excess cash can benefit NIM, net income, ROAA, and ROATCE Calculated on a tax equivalent basis. Adjusted for 3Q20 SWAP Termination Expense, Excess Cash and PPP Loan impact. (2)

Deposit Growth and Costs Avg Deposit balances decreased $35MM largely driven by Correspondent Deposit costs declined 9 bps to 0.30% Strategically addressing excess deposits Continued pricing opportunities Special loan programs Prudent short-duration investments Potential run-off methods (1) 3Q20 excludes the amortization of swap expense. Fed Funds 1.75% Fed Funds 0.25% (1)

Avg Loans HFI less PPP decreased $4MM over 3Q20 Line utilization has decreased $37.5MM from 52.1% to 46.2% since 1Q20 Excluding PPP loans, EOP loans increased $19.6MM or 4.6% annualized from 3Q20; working to strengthen internal capabilities Strong and growing pipelines New Knoxville team PPP loans were $182MM at December 31 Loan Growth and Yields

Noninterest Income Fee businesses driving strong quarter: Continued strength in mortgage and Tri-Net Record SBA fees of $916K; an increase of $440K vs 3Q20 Other includes $171K gain on sale of OREO.

Residential mortgage loans closed decreased $28MM from 3Q20. Refinance activity was 60% of the origination volume for the quarter compared to 56% in 3Q20 and 53% in 4Q19. Mortgage banking revenue decreased $3.7MM due to a decrease in volume and gain on sale % as compared to 3Q20. Mortgage Banking Revenue

Noninterest Expense (1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items.             Operating Efficiency ratio improved for the quarter. FCB acquisitions (merger expenses and cost savings on track). Excluding mortgage, the operating efficiency ratio was 55.75%.

Risk Management

We maintain continued focus on enhancing our core in-franchise relationship banking activities. We maintain our robust internal asset quality review process over low Pass rated credits and all Criticized and Classified borrowers > $250,000.  This includes a monthly assessment of: the direction of risk, the adequacy and sustainability of the borrower’s cash flow, and the coverage of collateral and guaranties. We remain committed to continuing validation of our internal oversight with both robust external loan review and periodic stress tests in 2021. At 12/31: Payment deferrals are down to 3.7% involving 13 borrowers Primarily sectors consist of Hotels and Tourist/Entertainment venues Shared National Credits are < 4% In-market loans are > 95% Criticized and Classified Loans are stable from Q3 Our losses remain low and have averaged < $140K over the last 8 quarters.  Loan Portfolio Summary (1)

Loan Portfolio Performance (1) Classified Assets exclude purchased credit impaired loans. Approximately 40% of the past dues were related to matured loans pending renewal at quarter end. Classified Asset Levels remain at strong levels. Net Charge-offs remain low.

Allowance for Loan Losses Although the uncertainty of COVID-19 remains a consideration, overall trends are stable to improving. 4Q20 provision is consistent with recent loan growth, stable levels in criticized and classified loans, and our qualitative assessment of the direction of risk within the portfolio. The current reserve of $23MM plus the $3.7MM fair value mark on acquired loans equates to 1.57% excluding PPP Loans. (1) PPP Loan balances net of unearned fees as of 12/31/2020. (1)

Appendix: Other Financial Results and Non-GAAP Reconciliations

Non-GAAP Financial Measures

Non-GAAP Financial Measures

Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

CapStar Financial Holdings, Inc. 1201 Demonbreun Street, Suite 700 Nashville, TN 37203 Mail: P.O. Box 305065 Nashville, TN 37230-5065 (615) 732-6400 Telephone www.capstarbank.com (615) 732-6455 Email: ir@capstarbank.com Contact Information Investor Relations Executive Leadership Denis Duncan Chief Financial Officer CapStar Financial Holdings, Inc. (615) 732-7492 Email: denis.duncan@capstarbank.com Corporate Headquarters